UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2011

UNIONTOWN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52560	98-0441419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, BC	V6C 3N6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 642-6410

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 7.01	Regulation FD Disclosure

On February 3, 2011, Uniontown Energy Inc. (the “Company”, “we” “us”) filed a certificate of change with the Nevada Secretary of State to give effect to a forward split of the Company’s authorized, issued and outstanding shares of common stock on a three (3) new for one (1) old basis. This change has become effective on February 8, 2011, and consequently the Company’s authorized capital increased from 9,000,000,000 to 27,000,000,000 shares of common stock and the Company’s issued and outstanding shares of common stock increased from 71,500,000 to 214,500,000 shares of common stock, all with a par value of $0.001. The Company’s preferred stock remained unchanged.

The forward split has become effective with the Over-the-Counter Bulletin Board at the opening of trading on February 8, 2011 under the symbol “UTOG”. The new CUSIP number is 909089 203.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONTOWN ENERGY INC.

/s/ Terry Fields
Terry Fields
President and Director

Date: February 8, 2011